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                                                                EXHIBIT 10.9

June 20, 1996



Robert Buescher
Bessemer Venture Partners
3000 Sand Hill Road, 3-225
Menlo Park, CA 94025


Bruce Graham
Vertex Investment (II) Pte. Ltd.
3 Lagoon Drive, Suite 220
Redwood City, CA 94065


Dear Bob and Bruce:


As we discussed, in order to expedite and facilitate the closing of the proposed stock sales by Flemming B. Jensen and the Jensen Charitable Remainder Trust (the "Sellers"), Bessemer Venture Partners III, L.P. and Vertex Investment (II) Pte. Ltd. have agreed to purchase all of the shares of Common Stock of Coral Systems, Inc. (the "Company") offered for sale by the Sellers (the "Shares") and subsequently to resell a portion of the Shares to the Company and certain existing stockholders of the Company. The number of Shares to be resold by Bessemer and Vertex to each subsequent purchaser (or group of purchasers) is set forth on the attached Share Allocation List. All such resales will occur within 30 days of the acquisition of the Shares by Bessemer and Vertex at the same price and on substantially the same terms and conditions as those set forth in the Stock Purchase Agreements entered into with the Sellers. In the event any of the persons or entities on the Share Allocation List elect not to acquire their proportionate number of Shares, Bessemer and Vertex will retain such Shares (to be divided evenly between Bessemer and Vertex) for their own account for investment only, and not with a view towards their distribution, unless Bessemer and Vertex agree to a modification of the Share Allocation List prior to the expiration of the 30-day period. Bessemer and Vertex each agree to pay their proportionate amounts of the legal fees and expenses incurred by Cooley Godward Castro Huddleson & Tatum in the preparation and negotiation of the Stock Purchase Agreements by and among Bessemer, Vertex and the Sellers. All subsequent purchasers will agree to pay their proportionate amounts of such legal fees and expenses in a letter of representations to be signed in connection with their purchases.



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If this letter correctly states your agreement and understanding with respect to the purchase and allocation of the Shares, please execute this letter in the spaces provided below and return to my attention.

Thank you for your continued support of Coral Systems.


Sincerely,


/s/ Eric A. Johnson

Eric A. Johnson



Accepted and agreed to this 20 day of June, 1996:


Bessemer Venture Partners


/s/ ROBERT BUESCHER
-----------------------------------
By:      Robert Buescher
Title:


Vertex Investment (II) Pte. Ltd.


/s/ BRUCE GRAHAM
-----------------------------------
By:      Bruce Graham
Title:



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                             SHARE ALLOCATION LIST


Total Number of Shares to be Acquired From
Flemming Jensen and the Jensen Charitable Remainder Trust:     1,353,698



Purchaser                                                   Shares Purchased

Bessemer Venture Partners III, L.P.                              159,337
Vertex Investment (II) Pte. Ltd.                                 159,337
Unterberg Harris                                                  72,862
PA Fund                                                           68,024
Series A Holders                                                 188,934
CBIS                                                             171,870
CVM                                                              266,667
Coral Systems                                                    266,667


Total                                                          1,353,698
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